                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]Preliminary Proxy Statement

                                          [_]CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
[X]Definitive Proxy Statement                RULE 14A-6(E)(2))

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          Seligman Growth Fund, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                             R.R. Donnelley & Sons
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[X]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

                          SELIGMAN GROWTH FUND, INC.

                   100 Park Avenue, New York, New York 10017
      Toll-Free Telephone: (800) 221-2450-- All continental United States
  For questions or comments about the Proposals contained herein, please call
      Morrow & Co., Inc., the Fund's proxy solicitor, at (800) 566-9058.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 12, 1995

To the Shareholders:

  A Special Meeting of Shareholders (the "Meeting") of Seligman Growth Fund, Inc., a Maryland corporation (the "Fund"), will be held at the Grand Hyatt Ho-tel, 42nd Street and Lexington Avenue, New York, New York on December 12, 1995 at 9:00 A.M., for the following purposes:

    (1) To elect thirteen Directors;
    (2) To act on a proposal to ratify the selection of Deloitte & Touche LLP as auditors of the Fund for 1995;
    (3) To approve or disapprove amendments to the Management Agreement, dated December 29, 1988 between the Fund and J. & W. Seligman & Co. Incorporated to increase the management fee payable by the Fund;
    (4) To approve or disapprove amendments to the Subadvisory Agreement, dated June 1, 1994 between J. & W. Seligman & Co. Incorporated and Seligman Henderson Co. to increase the subadvisory fee payable by J. & W. Seligman & Co. Incorporated;
    (5) To act on a proposal to amend the Fund's fundamental investment pol-icy with respect to borrowing to increase the amount that may be borrowed to 15% of the market value of the Fund's total assets;
    (6) To act on a proposal to amend the Fund's fundamental investment pol-icy regarding mortgaging or pledging of its assets; and
    (7) To transact such other business as may lawfully come before the Meeting or any adjournment thereof;

all as set forth in the Proxy Statement accompanying this Notice.

  The close of business on October 10, 1995 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

                                     By order of the Board of Directors,

                                                 /s/ Frank J. Nasta

                                                     Secretary

Dated: New York, New York, October 18, 1995

                                 ------------

                            YOUR VOTE IS IMPORTANT
                       NO MATTER HOW MANY SHARES YOU OWN

 PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR
   CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER
     TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR
       COOPERATION IN MAILING YOUR PROXY PROMPTLY. A PROXY WILL NOT BE
                    REQUIRED FOR ADMISSION TO THE MEETING.

                                                          October 18, 1995

                          SELIGMAN GROWTH FUND, INC.

                   100 PARK AVENUE, NEW YORK, NEW YORK 10017

                                PROXY STATEMENT

                                    FOR THE
        SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 12, 1995

  This Proxy Statement is furnished to you in connection with the solicitation of Proxies by the Board of Directors of Seligman Growth Fund, Inc. (the "Fund") to be used at the Special Meeting of Shareholders (the "Meeting") to be held at the Grand Hyatt Hotel, 42nd Street and Lexington Avenue, New York, New York on December 12, 1995.

  If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting. If you give instructions, your shares will be voted in accordance with your instructions. If you give no in-structions and return your signed Proxy, your shares will be voted (i) for the election of thirteen Directors, (ii) for the ratification of the selection of auditors, (iii) for the approval of amendments to the Management Agreement be-tween the Fund and J. & W. Seligman & Co. Incorporated (the "Manager") to in-crease the management fee payable by the Fund, (iv) for the approval of amend-ments to the Subadvisory Agreement between the Manager and Seligman Henderson Co. to increase the subadvisory fee payable by the Manager, (v) for the amend-ment of the Fund's fundamental investment policy with respect to borrowing to increase the amount that may be borrowed to 15% of the market value of the Fund's total assets, and (vi) for the amendment of the Fund's fundamental in-vestment policy regarding mortgaging or pledging of its assets, and, at the discretion of the Proxy holders, on any other matter that may properly have come before the Meeting or any adjournment thereof. You may revoke your Proxy or change it by written notice to the Fund (Attention: the Secretary) or by notice at the Meeting at any time prior to the time it is voted.

  The close of business on October 10, 1995 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. On that date, the Fund had outstanding 105,913,969 shares of Class A capital stock and 1,047,790 shares of Class D capital stock, each share being entitled to one vote. For all matters on which a vote of a majority of the Funds shares outstanding and entitled to vote is required, an abstention or broker non-vote will have the same effect as a vote against the proposal. For all matters on which the affirmative vote of a majority of the votes cast at a meeting is required and for the election of Directors, an abstention or broker non-vote will not be considered a vote cast.

  The Fund's investment adviser is J. & W. Seligman & Co. Incorporated. Subadvisory services are provided by Seligman Henderson Co. and the Fund's shareholder service agent is Seligman Data Corp. The Fund's distributor (prin-cipal underwriter) is Seligman Financial Services, Inc. The address of each of these entities is 100 Park Avenue, New York, New York 10017. The Fund will furnish, without charge, copies of its most recent annual report and semi-an-nual report to any shareholder upon request to Seligman Data Corp. at 1-800-221-2450. Questions or comments relating to any of the proposals set forth herein may be directed to Morrow & Co., Inc., the Funds proxy solicitor, at 1-800-566-9058.

  It is expected that the Notice of Special Meeting, Proxy Statement and form of Proxy will first be mailed to shareholders on or about October 18, 1995.

                           A. ELECTION OF DIRECTORS.
                           -------------------------
                                 (Proposal 1)

  The Board is presently comprised of thirteen Directors. At the Meeting, these Directors will be nominated for election to hold office until the next meeting at which Director elections are held or until their successors are elected and qualify.

  It is the intention of the persons named in the accompanying form of Proxy to vote for the election of Fred E. Brown, General John R. Galvin, Alice S. Ilchman, Frank A. McPherson, John E. Merow, Betsy S. Michel, William C. Mor-ris, James C. Pitney, James Q. Riordan, Ronald T. Schroeder, Robert L. Shafer, James N. Whitson and Brian T. Zino, all of whom are presently members of the Board. Each of the foregoing individuals has consented to be a nominee. Each of the nominees previously has been elected by the shareholders, with the ex-ception of General Galvin and Mr. McPherson who were elected by the Board of Directors on May 18, 1995.

  Each nominee has agreed to serve if elected. There is no reason to believe that any of the nominees will become unavailable for election as a Director of the Fund, but if that should occur before the Meeting, Proxies will be voted for the persons the Board of Directors recommends.

  The background of General Galvin and Mr. McPherson and information regarding the other Directors of the Fund appears below.

                            PRINCIPAL OCCUPATION AND OTHER
                                     INFORMATION


                                THE PERSONS DESIGNATED BY ASTERISK (*)             SHARES OF CAPITAL
                                 ARE "INTERESTED PERSONS" OF THE FUND              STOCK BENEFICIALLY
NAME, PERIOD(S)                (AS THAT TERM IS DEFINED IN THE INVESTMENT          OWNED, DIRECTLY OR
SERVED AS                      COMPANY ACT OF 1940, AS AMENDED) BECAUSE            INDIRECTLY, AS OF
DIRECTOR AND (AGE)                   OF THEIR STATED ASSOCIATIONS.                 SEPTEMBER 26, 1995
-----------------            ---------------------------------------------         ------------------
 Fred E. Brown*              DIRECTOR OR TRUSTEE, VARIOUS ORGANIZA-                      116,931
  1959 to Date               TIONS, NEW YORK, NY. Mr. Brown is a Di-
      (82)                   rector or Trustee of each of the Seligman
                             Group investment companies;+ Director of,
                             and Consultant to, J. & W. Seligman & Co.
  [PHOTO OF                  Incorporated; Director of Seligman Finan-
FRED E. BROWN]               cial Services, Inc. and Seligman Servic-
                             es, Inc.; Trustee of Lake Placid Educa-
                             tion Foundation, Lake Placid Center for
                             the Arts and Trudeau Institute, Inc.;
                             formerly, Director of J. & W. Seligman
                             Trust Company and Seligman Securities,
                             Inc.


 John R. Galvin              DEAN OF THE FLETCHER SCHOOL OF LAW AND                        -0-
  May 18, 1995               DIPLOMACY AT TUFTS UNIVERSITY, MEDFORD,
    to Date                  MA. General Galvin is Director or Trustee
      (66)                   of each of the Seligman Group investment
                             companies;+ Chairman of the American
                             Council on Germany; a Governor of the
                             Center for Creative Leadership; Director
                             of USLIFE, National Committee on U.S.-
                             China Relations, National Defense Univer-
                             sity and the Institute for Defense Analy-
                             sis; and Consultant of Thomson CSF. For-
                             merly, Ambassador, U.S. State Department;
                             Distinguished Policy Analyst at Ohio
      [PHOTO OF              State University and Olin Distinguished
   JOHN R. GALVIN]           Professor of National Security Studies at
                             the United States Military Academy. From
                             June, 1987 to June, 1992, he was the Su-
                             preme Allied Commander, Europe and the
                             Commander-in-Chief, United States Euro-
                             pean Command.

                            PRINCIPAL OCCUPATION AND OTHER
                                     INFORMATION

                                                                                      SHARES OF CAPITAL
                              THE PERSONS DESIGNATED BY ASTERISK (*) ARE              STOCK BENEFICIALLY
NAME, PERIOD(S)               "INTERESTED PERSONS" OF THE FUND (AS THAT               OWNED, DIRECTLY OR
  SERVED AS                TERM IS DEFINED IN THE INVESTMENT COMPANY ACT OF           INDIRECTLY, AS OF
DIRECTOR AND (AGE)     1940, AS AMENDED) BECAUSE OF THEIR STATED ASSOCIATIONS.        SEPTEMBER 26, 1995
-----------------      ------------------------------------------------------         ------------------
Alice S. Ilchman      PRESIDENT, SARAH LAWRENCE COLLEGE, BRONX-                              111
  1991 to Date        VILLE, NY. Dr. Ilchman is a Director or
      (60)            Trustee of each of the Seligman Group in-
                      vestment companies;+ Chairman of The
                      Rockefeller Foundation; Director of NYNEX
                      (formerly, New York Telephone Company)
   [PHOTO OF          and The Committee for Economic Develop-
ALICE S. ILCHMAN]     ment; formerly, Trustee of The Markle
                      Foundation and Director of International
                      Research & Exchange Board.


Frank A. McPher-      CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE                                -0-
son May 18, 1995      OFFICER, KERR-MCGEE CORPORATION, OKLAHOMA
  to Date (62)        CITY, OK. Mr. McPherson is a Director or
                      Trustee of each of the Seligman Group
                      investment companies;+ Director of
                      Kimberly-Clark Corporation, Bank of
                      Oklahoma Holding Company, American
                      Petroleum Institute, Oklahoma City
                      Chamber of Commerce, Baptist Medical
                      Center, Oklahoma Chapter of the Nature
   [PHOTO OF          Conservancy, Oklahoma Medical Research
FRANK A. MCPHERSON]   Foundation and United Way Advisory Board;
                      Chairman of Oklahoma City Public Schools
                      Foundation; and a Member of The Business
                      Roundtable and National Petroleum
                      Council.


                            PRINCIPAL OCCUPATION AND OTHER
                                     INFORMATION


                                                                                       SHARES OF CAPITAL
                             THE PERSONS DESIGNATED BY ASTERISK (*) ARE                STOCK BENEFICIALLY
NAME, PERIOD(S)              "INTERESTED PERSONS" OF THE FUND (AS THAT                 OWNED, DIRECTLY OR
  SERVED AS               TERM IS DEFINED IN THE INVESTMENT COMPANY ACT OF             INDIRECTLY, AS OF
DIRECTOR AND (AGE)    1940, AS AMENDED) BECAUSE OF THEIR STATED ASSOCIATIONS.          SEPTEMBER 26, 1995
 ----------------     ------------------------------------------------------           ------------------
 John E. Merow*       PARTNER, SULLIVAN & CROMWELL, LAW FIRM,                                 -0-
1970 to Date(65)      NEW YORK, NY. Mr. Merow is a Director or
                      Trustee of each of the Seligman Group in-
                      vestment companies,+ Municipal Art Soci-
                      ety of New York, Commonwealth Aluminum
                      Corporation, U.S. Council for Interna-
                      tional Business and U.S.--New Zealand
                      Council; Member of the American Law In-
  [PHOTO OF           stitute and the Council on Foreign Rela-
JOHN E. MEROW]        tions; Chairman of the American Austra-
                      lian Association; and Member of the Board
                      of Governors of Foreign Policy Associa-
                      tion and New York Hospital.


 Betsy S. Michel      ATTORNEY, GLADSTONE, NJ. Mrs. Michel is a                              4,214
  1984 to Date        Director or Trustee of each of the Selig-
      (53)            man Group investment companies+ and The
                      National Association of Independent
                      Schools (Washington, DC); and Chairman of
    [PHOTO OF         the Board of Trustees of St. George's
BETSY S. MICHEL]      School (Newport, RI).



                            PRINCIPAL OCCUPATION AND OTHER
                                     INFORMATION

                                                                                   SHARES OF CAPITAL
                             THE PERSONS DESIGNATED BY ASTERISK (*) ARE            STOCK BENEFICIALLY
NAME, PERIOD(S)              "INTERESTED PERSONS" OF THE FUND (AS THAT             OWNED, DIRECTLY OR
  SERVED AS               TERM IS DEFINED IN THE INVESTMENT COMPANY ACT OF         INDIRECTLY, AS OF
DIRECTOR AND (AGE)    1940, AS AMENDED) BECAUSE OF THEIR STATED ASSOCIATIONS.      SEPTEMBER 26, 1995
 ----------------     ------------------------------------------------------       ------------------
 William C. Mor-      CHAIRMAN AND PRESIDENT OF J. & W. SELIG-                         39,439
  ris* 1988 to        MAN & CO. INCORPORATED, NEW YORK, NY. Mr.
    Date (57)         Morris is Chairman and Chief Executive
                      Officer of each of the Seligman Group in-
                      vestment companies;+ Chairman of Seligman
                      Financial Services, Inc., Seligman Serv-
                      ices, Inc. and Carbo Ceramics Inc.; Mem-
                      ber of the Board of Governors of the In-
                      vestment Company Institute; and Director
   [PHOTO OF          of Daniel Industries, Inc., Kerr-McGee
WILLIAM C. MORRIS]    Corporation and Seligman Data Corp.; for-
                      merly, Chairman of Seligman Securities,
                      Inc. and J. & W. Seligman Trust Company.


 James C. Pitney      PARTNER, PITNEY, HARDIN, KIPP & SZUCH,                            1,456
1971 to Date(69)      LAW FIRM, MORRISTOWN, NJ. Mr. Pitney is a
                      Director or Trustee of each of the Selig-
                      man Group investment companies+ and Pub-
    [PHOTO OF         lic Service Enterprise Group.
 JAMES C. PITNEY]


James Q. Riordan      DIRECTOR, VARIOUS CORPORATIONS, STUART,                           1,098
  1991 to Date        FL. Mr. Riordan is a Director or Trustee
      (68)            of each of the Seligman Group investment
                      companies,+ The Brooklyn Museum, The
                      Brooklyn Union Gas Company, The Committee
                      for Economic Development, Dow Jones &
                      Co., Inc. and Public Broadcasting Serv-
                      ice; formerly, Co-Chairman of the Policy
                      Council of The Tax Foundation; Director
                      and President of Bekaert Corporation; and
    [PHOTO OF         Director of Tesoro Petroleum Companies,
JAMES Q. RIORDAN]      Inc.



                            PRINCIPAL OCCUPATION AND OTHER
                                     INFORMATION



                                                                                      SHARES OF CAPITAL
                             THE PERSONS DESIGNATED BY ASTERISK (*) ARE               STOCK BENEFICIALLY
NAME, PERIOD(S)              "INTERESTED PERSONS" OF THE FUND (AS THAT                OWNED, DIRECTLY OR
   SERVED AS              TERM IS DEFINED IN THE INVESTMENT COMPANY ACT OF            INDIRECTLY, AS OF
DIRECTOR AND (AGE)    1940, AS AMENDED) BECAUSE OF THEIR STATED ASSOCIATIONS.         SEPTEMBER 26, 1995
 ----------------     ------------------------------------------------------          ------------------
    Ronald T.         DIRECTOR, MANAGING DIRECTOR AND CHIEF                                10,783
 Schroeder* 1984      INVESTMENT OFFICER, INSTITUTIONAL OF J. &
  to Date (47)        W. SELIGMAN & CO. INCORPORATED, NEW YORK,
                      NY. Mr. Schroeder is a Director or
                      Trustee of each of the Seligman Group
                      investment companies+ and Director of
                      Seligman Financial Services, Inc.,
                      Seligman Services, Inc. and Seligman
                      Henderson Co.; formerly, President of
                      each of the Seligman Group investment
                      companies with the exception of Seligman
                      Quality Municipal Fund, Inc. and Seligman
     [PHOTO OF        Select Municipal Fund, Inc. and Director
RONALD T. SCHROEDER]  of J. & W. Seligman Trust Company,
                      Seligman Data Corp. and Seligman
                      Securities, Inc.


Robert L. Shafer      VICE PRESIDENT, PFIZER, INC., NEW YORK,                             110,782
1980 to Date(63)      NY. Mr. Shafer is a Director or Trustee
                      of each of the Seligman Group investment
                      companies+ and USLIFE Corporation.


    [PHOTO OF
ROBERT L. SHAFER]


                            PRINCIPAL OCCUPATION AND OTHER
                                     INFORMATION


                                                                                    SHARES OF CAPITAL
                             THE PERSONS DESIGNATED BY ASTERISK (*) ARE             STOCK BENEFICIALLY
NAME, PERIOD(S)              "INTERESTED PERSONS" OF THE FUND (AS THAT              OWNED, DIRECTLY OR
  SERVED AS               TERM IS DEFINED IN THE INVESTMENT COMPANY ACT OF          INDIRECTLY, AS OF
DIRECTOR AND (AGE)    1940, AS AMENDED) BECAUSE OF THEIR STATED ASSOCIATIONS.       SEPTEMBER 26, 1995
 ----------------     ------------------------------------------------------        ------------------
James N. Whitson      EXECUTIVE VICE PRESIDENT, CHIEF OPERATING                           1,114
1993 to Date(60)      OFFICER AND DIRECTOR, SAMMONS
                      ENTERPRISES, INC., DALLAS, TX. Mr.
                      Whitson is a Director or Trustee of each
                      of the Seligman Group investment
                      companies,+ Red Man Pipe and Supply
                      Company and C-SPAN.


   [PHOTO OF
JAMES N. WHITSON]

 Brian T. Zino*       DIRECTOR AND MANAGING DIRECTOR, J. & W.                            10,073
  1993 to Date        SELIGMAN & CO. INCORPORATED, NEW YORK,
      (43)            NY. Mr. Zino is a Director or Trustee and
                      President of each of the Seligman Group
                      investment companies with the exception
                      of Seligman Quality Municipal Fund, Inc.
                      and Seligman Select Municipal Fund,
                      Inc.;+ Chairman of Seligman Data Corp.;
                      Director of Seligman Quality Municipal
                      Fund, Inc., Seligman Select Municipal
                      Fund, Inc., Seligman Financial Services,
                      Inc. and Seligman Services, Inc.; and Se-
                      nior Vice President of Seligman Henderson
                      Co.; formerly, Director and Secretary of
                      Chuo Trust--JWS Advisors, Inc. and Direc-
                      tor of J. & W. Seligman Trust Company and
                      Seligman Securities, Inc.


  [PHOTO OF
BRIAN T. ZINO]



+ The Seligman Group of investment companies consists of the Fund, Seligman
  Capital Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Selig-man Frontier Fund, Inc., Seligman Henderson Global Fund Series, Inc., Selig-man High Income Fund Series, Seligman Income Fund, Inc., Seligman New Jersey Tax-Exempt Fund, Inc., Seligman Pennsylvania Tax-Exempt Fund Series, Seligman Portfolios, Inc., Seligman Quality Municipal Fund, Inc., Seligman Select Mu-nicipal Fund, Inc., Seligman Tax-Exempt Fund Series, Inc., Seligman Tax-Ex-empt Series Trust and Tri-Continental Corporation.

  Unless otherwise indicated below, Directors have sole voting and investment power with respect to shares shown. As of September 26, 1995, all Directors and officers of the Fund as a group owned beneficially 296,253 shares or .28% of the Fund's capital stock.

  Mr. Morris disclaims beneficial ownership of 8,331 shares held by his chil-dren. Mr. Shafer disclaims beneficial ownership of 76,024 shares held by his wife.

  As of September 30, 1995, no persons owned 5% or more of the Fund's capital stock then outstanding.

  The Board of Directors met six times during 1994. The standing committees of the Board include the Board Operations Committee, the Audit Committee and the Director Nominating Committee. These Committees are comprised solely of Direc-tors who are not "interested persons" of the Fund as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The duties of these Committees are described below.

  Board Operations Committee. This Committee has authority generally to direct the operations of the Board, including the nomination of members of other Board Committees, and the selection of legal counsel for the Fund. The Commit-tee met three times in 1994. This Committee comprises all Directors who are not "interested persons" of the Fund.

  Audit Committee. This Committee recommends the independent public accoun-tants for selection as auditors by the Board annually. In addition, it re-views, with the auditors and such other persons as it determines, (a) the scope of audit, (b) accounting and financial internal controls, (c) quality and adequacy of the accounting staff and (d) reports of the auditors. The Com-mittee comments to the Board when warranted and at least annually. It is di-rectly available to the auditors and officers of the Fund for consultation on audit, accounting and related financial matters. The Committee met twice in 1994. Members of this Committee are Messrs. Whitson (Chairman) and McPherson, General Galvin and Mrs. Michel.

  Director Nominating Committee. This Committee recommends to the Board per-sons to be nominated for election as Directors by you and the other sharehold-ers and selects and proposes nominees for election by the Board between share-holder meetings. The Committee will consider suggestions from shareholders submitted in writing to the Secretary of the Fund. The Committee met twice in 1994. Members of this Committee are Messrs. Pitney (Chairman), Riordan and Shafer and Dr. Ilchman.

EXECUTIVE OFFICERS OF THE FUND

  Information with respect to executive officers, other than Messrs. Morris and Zino, is as follows:

                                        POSITION WITH FUND AND
       NAME        AGE        PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
-------------------------------------------------------------------------------
 David Watts        63 VICE PRESIDENT AND PORTFOLIO MANAGER OF THE FUND since
                       November 1992. Mr. Watts is also Managing Director of
                       the Manager.
 Loris D. Muzzatti  38 VICE PRESIDENT AND CO-PORTFOLIO MANAGER OF THE FUND
                       since August 1995. Mr. Muzzatti is also Vice President
                       and Portfolio Manager of Seligman Capital Fund, Inc.,
                       Vice President of Seligman Portfolios, Inc. and Portfo-
                       lio Manager of its Seligman Capital Portfolio and Manag-
                       ing Director of the Manager (formerly, Vice President
                       and Portfolio Manager).
 Lawrence P. Vogel  39 VICE PRESIDENT (FORMERLY, TREASURER) OF THE FUND since
                       January 1992. Mr. Vogel is also Vice President of the
                       other Seligman Group investment companies; Senior Vice
                       President, Finance of the Manager, Seligman Financial
                       Services, Inc. and Seligman Data Corp. (formerly, Trea-
                       surer); Vice President of Seligman Services, Inc. and
                       Treasurer, Seligman Henderson Co.; formerly, an Audit
                       Senior Manager, Price Waterhouse and Senior Vice Presi-
                       dent, Finance of Seligman Securities, Inc. and J. & W.
                       Seligman Trust Company.
 Frank J. Nasta     31 SECRETARY OF THE FUND since March 1994. Mr. Nasta is
                       also Secretary of the Manager, the other Seligman Group
                       investment companies, Seligman Data Corp., Seligman Fi-
                       nancial Services, Inc., Seligman Services, Inc. and Se-
                       ligman Henderson Co. and Vice President, Law and Regula-
                       tion of the Manager; formerly, Secretary, J. & W. Selig-
                       man Trust Company, and attorney at the law firm of
                       Seward & Kissel.
 Thomas G. Rose     37 TREASURER OF THE FUND since November 1992. Mr. Rose is
                       also Treasurer of the other Seligman Group investment
                       companies and Seligman Data Corp.; formerly, Treasurer,
                       American Investors Advisors, Inc.

  All officers are elected annually by the Board and serve until their succes-sors are elected and qualify or their earlier resignation. The address of each of the foregoing officers is 100 Park Avenue, New York, New York 10017.

REMUNERATION OF DIRECTORS AND OFFICERS

  Directors of the Fund who are not employees of the Manager or its affiliates each receive from the Fund retainer fees of $3,584 per year. In addition, such Directors are paid a total of $1,000 for each day on which they attend Board and/or Committee meetings, which is paid proportionately by the Fund and the other Seligman Group investment companies meeting on the same day. The Direc-tors are also reimbursed for the expenses of attending meetings.

  Directors' attendance, retainer and/or committee fees paid to each Director for the fiscal year ended December 31, 1994 were as follows:

                   AGGREGATE    PENSION OR RETIREMENT TOTAL COMPENSATION
                  COMPENSATION   BENEFITS ACCRUED AS    FROM FUND AND
NAME               FROM FUND    PART OF FUND EXPENSES   FUND COMPLEX*
----------------  ------------  --------------------- ------------------
Alice S. Ilchman   $4,019.85             -0-               $67,000
John E. Merow       3,984.14**           -0-                66,000**
Betsy S. Michel     3,984.14             -0-                66,000
James C. Pitney     4,019.85             -0-                67,000
James Q. Riordan    3,984.14             -0-                66,000
Robert L. Shafer    3,984.14             -0-                66,000
James N. Whitson    3,984.14**           -0-                66,000**

------------
 *There are 16 other investment companies in the Seligman Group.
**Messrs. Merow and Whitson have elected to defer receiving their fees from the Fund. The total amounts of deferred compensation (including interest) payable to Messrs. Merow and Whitson as of December 31, 1994 were $94,030 and $7,454, respectively. Mr. Pitney had deferred receiving his fee and has owing to him deferred compensation as of December 31, 1994 of $95,292, in-cluding interest. Mr. Pitney no longer defers his current compensation.

  No compensation is paid by the Fund to Directors or officers of the Fund who are employees of, or consultants to, the Manager. General Galvin and Mr. Mc-Pherson became Directors on May 18, 1995.

  The affirmative vote of a plurality of the votes cast at the meeting is re-quired to approve the election of the proposed Directors.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY  RECOMMENDS THAT THE SHAREHOLDERS VOTE
    FOR THE  ELECTION  OF  EACH  OF THE  FOREGOING  NOMINEES  TO  SERVE AS
     DIRECTOR OF THE FUND.

                   B. RATIFICATION OF SELECTION OF AUDITORS.
                   -----------------------------------------
                                 (Proposal 2)

  In accordance with the requirements of the 1940 Act, the Board of Directors is required to select independent public accountants as auditors of the Fund for each year. If a shareholders' meeting is held, the Board's selection is subject to ratification or rejection by shareholders.

  The Audit Committee of the Board of Directors has recommended, and the Board of Directors, including a majority of those members who are not "interested persons" of the Fund (as defined in the 1940 Act), has selected Deloitte & Touche LLP as auditors of the Fund for 1995. The firm of Deloitte & Touche LLP has extensive experience in investment company accounting and auditing. It is expected that a representative of Deloitte & Touche LLP will be present at the Meeting and will have the opportunity to make a statement and respond to ques-tions.

  The affirmative vote of a majority of the votes cast at the meeting is re-quired to ratify the selection of auditors.

                YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

                      RATIFICATION OF THIS PROPOSAL.

             C. APPROVAL OF AMENDMENTS TO THE MANAGEMENT AGREEMENT
              TO INCREASE THE MANAGEMENT FEE PAYABLE BY THE FUND.
              ---------------------------------------------------
                                 (Proposal 3)

GENERAL

  The Board of Directors of the Fund is proposing for shareholder approval amendments to the Management Agreement between the Fund and the Manager, the effect of which would be to increase the management fee payable by the Fund to the Manager. Shareholders are also being asked to approve the Management Agreement as so amended. The factors considered by the Board of Directors in determining the reasonableness and fairness of the proposed management fee in-crease are described below under "Factors Considered by the Board of Direc-tors". A copy of the Management Agreement reflecting the proposed amendments is set forth as Exhibit A to this Proxy Statement.

  The Manager manages the Fund under a Management Agreement dated December 29, 1988 as amended April 10, 1991 (the "Management Agreement"). The Manager serves as manager for 16 other investment companies which, together with the Fund, comprise the Seligman Group. The 16 other companies are Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communica-tions and Information Fund, Inc., Seligman Frontier Fund, Inc., Seligman Growth Fund, Inc., Seligman Henderson Global Fund Series, Inc., Seligman High Income Fund

Series, Seligman Income Fund, Inc., Seligman New Jersey Tax-Exempt Fund, Inc., Seligman Pennsylvania Tax-Exempt Fund Series, Seligman Portfolios, Inc., Se-ligman Quality Municipal Fund, Inc., Seligman Select Municipal Fund, Inc., Se-ligman Tax-Exempt Fund Series, Inc., Seligman Tax-Exempt Series Trust and Tri-Continental Corporation. A table setting forth the net assets of other invest-ment companies managed by the Manager which have investment objectives similar to the Fund, and the management fee rate paid by such companies, is attached as Exhibit B to this Proxy Statement. The aggregate net asset value of the Se-ligman Group was approximately $11 billion at September 30, 1995. The Manager also provides investment management or advice to institutional accounts having a September 30, 1995 value of approximately $3.5 billion.

  The management fee payable by the Fund has not been changed by the Fund since 1991, when an increase in the management fee rate payable under the Man-agement Agreement and a change in the Fee Base (as defined below) was approved by shareholders. The Management Agreement was last submitted to a vote of the shareholders on April 10, 1991 in connection with this change. Continuance of the Management Agreement in its present form has been approved by the Board of Directors each year since 1991, most recently on November 17, 1994. On May 19, 1994, shareholders of the Fund approved a Subadvisory Agreement between the Manager and Seligman Henderson Co. (the "Subadviser"), a joint venture between the Manager and Henderson International, Inc. Fees under the Subadvisory Agreement are paid by the Manager to the Subadviser and do not affect the fees payable by the Fund under the Management Agreement. The fees payable under the Subadvisory Agreement are also proposed to be increased (see Proposal 4 in this Proxy Statement).

  The Manager's proposal to increase the management fee as set forth in the proposed amendments was considered at meetings of the Board of Directors, at which a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund or the Manager was present, held on July 20 and September 21, 1995, and at meetings of a subcommittee of Directors who are not interested persons on August 29 and September 15, 1995 and at a meeting of the Board Operations Committee of the Fund held on September 21, 1995. Such con-sideration was based upon financial, statistical and other information sup-plied to the Directors by the Manager. On September 21, 1995, the Directors unanimously concluded that the proposed amendments to the Management Agreement were fair and reasonable and justified by business considerations and deter-mined to submit the Management Agreement as amended to shareholders for their approval.

TERMS OF THE MANAGEMENT AGREEMENT

  Under the Management Agreement, the Manager, at its expense and subject to the control of the Board of Directors and in accordance with the objectives, policies and principles of the Fund set forth in the Fund's Prospectus, manages the affairs of the Fund. In this regard, it is the responsibility of the Manager to continuously provide the Fund with investment management, including investment research, advice and su-pervision, determine which securities shall be purchased or sold by the Fund, make purchases and sales of securities on behalf of the Fund and determine how any rights of the Fund shall be exercised. As part of these services, the Man-ager provides the Fund with such office space together with bookkeeping, ac-counting, internal legal, clerical and administrative services and such execu-tive and other personnel as are necessary for the operations of the Fund. The Manager also manages the affairs of Seligman Data Corp. ("Seligman Data"), which performs, at cost, certain recordkeeping functions for the Fund, main-tains the records of shareholder investment accounts and furnishes data processing, dividend paying, transfer agency, redemption and related services. During 1994 and during the nine months ended September 30, 1995, the Fund paid Seligman Data $1,088,974 and $661,722, respectively, for services rendered. The Manager also pays the compensation of Directors of the Fund who are em-ployees of, or consultants to, the Manager and of the president of Seligman Data.

  The Fund is responsible for payment of all its expenses other than those as-sumed by the Manager. Fund expenses generally consist of direct charges relat-ing to the purchase and sale of portfolio securities, interest charges, fees and expenses of independent attorneys and auditors, taxes and governmental fees, cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares, expenses of reg-istering and qualifying shares for sale, expenses of printing and distributing reports, notices and proxy materials to shareholders, expenses of corporate data processing and related services, shareholder recordkeeping and share-holder account services, expenses of printing and filing reports and other documents filed with governmental agencies, expenses of printing and distrib-uting prospectuses, expenses of annual and special shareholders' meetings, fees and disbursements of transfer agents and custodians, expenses of disburs-ing dividends and distributions, fees and expenses of Directors of the Fund who are not employees of the Manager or its affiliates, membership dues in the Investment Company Institute, insurance premiums and extraordinary expenses such as litigation expenses. The Management Agreement does not contain any ex-pense limitation provision although the Manager will reimburse its management fee to the Fund to the extent required by state securities laws and regula-tions.

  The Management Agreement will continue in effect until December 29, 1995 and from year to year thereafter if such continuance is approved in the manner re-quired by the 1940 Act, and if the Manager shall not have notified the Fund at least 60 days prior to an anniversary date that it does not desire such con-tinuance. The Management Agreement may be terminated by the Fund, without pen-alty, on 60 days' written notice to the Manager and will terminate automati-cally in the event of its assignment.

PROPOSED FEE INCREASE

  The Current Fee. The Management Agreement currently provides for a fee, com-puted daily and paid monthly, equal to a percentage of the average daily net assets of the Fund. This percentage, referred to as the management fee rate, is determined by reference to the aggregate net assets (based upon daily valu-ations) of all investment companies managed by the Manager, referred to as the "Fee Base." The Annual Fee Amount (expressed in dollars), calculated as shown in the following table, is divided by the Fee Base to obtain the management fee rate.

                                                                        ANNUAL
   FEE BASE                                                           FEE AMOUNT
   --------                                                           ----------
   Total investment company net assets:
   First $4 billion at...............................................    .50%
   Next $2 billion at................................................    .48%
   Next $2 billion at................................................    .46%
   Thereafter........................................................    .44%

  In 1994, the management fee amounted to $2,732,091, which was equivalent to an annual rate of .49% of the Fund's average daily net assets. For the nine months ended September 30, 1995, the management fee amounted to $1,987,261, which was equivalent to an annual rate of .48% of the Fund's average daily net assets.

  The Proposed Fee. Under the proposed amendments to the Management Agreement, the management fee rate would no longer be determined by a formula based on the Fee Base. Instead, it would be determined by a formula based solely on the assets of the Fund, with provision for a reduction of the management fee rate as the assets of the Fund grow. The management fee would continue to be com-puted daily and paid monthly. The following table sets forth the proposed re-vised schedule of management fee rate percentages.

                                                                         ANNUAL
   NET ASSETS OF FUND                                                   FEE RATE
   ------------------                                                   --------
   First $1 billion at.................................................   .70%
   Next $1 billion at..................................................   .65%
   Thereafter..........................................................   .60%

  If the proposed amendments to the management fee had been in effect through-out 1994, the management fee for that year would have amounted to $3,899,506, which would have been equivalent to an annual rate of .70% of the Fund's aver-age daily net assets. This would have represented an increase of 43% over the actual management fee of $2,732,091. For the nine months ended September 30, 1995, the management fee would have amounted to $2,884,028, which would have been equivalent to an annual rate of .70% of the Fund's average daily net assets. This would have represented an increase of 45% over the actual management fee of $1,987,261 for that period.

  The following table shows, for the Fund's fiscal year ended December 31, 1994, (a) the actual operating expenses for each class of the Fund's shares as a percentage of average net assets and (b) the pro forma operating expenses assuming the proposed amendments to the Management Agreement had been in ef-fect throughout the year.

                                                CLASS A SHARES   CLASS D SHARES
                                               ---------------- ----------------
                                               ACTUAL PRO FORMA ACTUAL PRO FORMA
                                               ------ --------- ------ ---------
Management and
 Subadvisory Fee..............................   .49%    .70%     .49%    .70%
12b-1 Fees....................................   .23     .23     1.00    1.00
Other Expenses................................   .28     .28     1.44    1.44
                                                ----    ----     ----    ----
Total Fund Operating Expenses.................  1.00%   1.21%    2.93%   3.14%
                                                ====    ====     ====    ====

  EXAMPLE: The following illustrates the expenses on a $1,000 investment under the existing and proposed fees and the expenses stated above, assuming (1) a 5% annual return and (2) redemption at the end of each time period:

                                                 1 YEAR 3 YEARS 5 YEARS 10 YEARS
                                                 ------ ------- ------- --------
Class A Shares:
 Existing Fee...................................  $57     $78    $100     $164
 Proposed Fee...................................   59      84     111      187
Class D Shares:
 Existing Fee...................................   40*     91     154      325
 Proposed Fee...................................   42*     97     164      345

------------
* Assuming (i) a 5% annual return and (ii) no redemption at the end of one year, the expenses on a $1,000 investment would be $30 with respect to the existing fee and $32 with respect to the proposed fee.

  The purpose of this example and the table is to assist investors in under-standing the various costs and expenses of investing in shares of the Fund. THE EXAMPLE ABOVE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE FUND. ACTUAL EXPENSES MAY VARY FROM YEAR TO YEAR AND MAY BE HIGHER OR LOWER THAN THOSE SHOWN ABOVE.

FACTORS CONSIDERED BY THE BOARD OF DIRECTORS

  The Board of Directors has considered various matters in determining the reasonableness and fairness of the proposed increase in the management fee payable by the Fund. The Fund's legal counsel advised the Board of Directors on the nature of the matters to be considered and the standards to be used by the Board of Directors in reaching its decision.

  In reaching its decision, the Board of Directors examined and weighed many factors, including: (1) the nature and quality of the services rendered and the results achieved by the Manager in the areas of investment management (in-cluding investment performance comparisons with other mutual funds and certain indices) and administrative services; (2) changes in the mutual fund industry that have affected the Fund; (3) the payments received by the Manager and its affiliates from all sources involving both the Fund and the other investment companies in the Seligman Group; (4) extensive financial, personnel and struc-tural information as to the Manager's organization, including the costs borne by, and profitability of, the Manager and its affiliates in providing service of all types to the Fund and to the other investment companies in the Seligman Group; (5) the organizational capabilities and financial condition of the Man-ager; (6) an analysis of the proposed fee rate changes; (7) information con-cerning the Fund's expense ratio on both an existing and pro forma basis;
(8) information as to the management fees paid by the other Seligman Group in-vestment companies; (9) the portfolio allocation policies and practices of the Fund and its historical portfolio turnover rates; (10) competitive industry fee structures and expense ratios including, specifically, the relationship of the proposed management fee rates to those typically paid by similar funds;
(11) a comparison of the overall profitability of the Manager to the profit-ability of certain other investment advisers; and (12) the fall-out benefits which the Manager and its affiliates receive from the Manager's relationship to the Fund.

  Certain of the factors addressed by the Board in reaching its determination are discussed in more detail below.

  . Portfolio Performance. The Board of Directors considered the performance of the Fund as compared to the performance of other funds with comparable ob-jectives and as compared to securities indices. The nature and quality of the investment advice rendered by the Manager as well as the backgrounds of the portfolio managers and other executive personnel of the Manager were also con-sidered by Directors. The Board took into account the investment results of the Fund during the first six months of 1995, in 1994 and in recent years. The Board noted that organizational and operational changes designed to improve investment results had been made in recent times and had been previously re-ported by the Manager to the Board.

  The Fund's average annual total return performance in comparison with the annualized total return performances of the Lipper Growth Fund Average ("Lipper") and the Standard & Poor's 500 Composite Stock Price Index ("S&P 500") is set forth below:

                           10 YEARS       5 YEARS       1 YEAR
                         ENDED 6/30/95 ENDED 6/30/95 ENDED 6/30/95
                         ------------- ------------- -------------
Lipper Growth Fund
 Average................     13.15%        11.42%        22.25%
Standard & Poor's 500
 Index..................     14.63%        12.09%        26.07%
Seligman Growth Fund,
 Inc.--Class A..........     12.12%         9.87%        18.37%
--Class D...............        --          7.65%*       16.83%

------------
Source: Lipper-Mutual Fund Performance Services Inc.
* From commencement of operations on May 3, 1993 to June 30, 1995.

  The S&P 500 index is unmanaged and assumes reinvestment of estimated divi-dends and does not reflect fees and expenses. Investors may not invest di-rectly in an index. The Lipper average and the Fund's performance assume rein-vestment of capital gains and dividends and do not reflect the deduction of sales charges.

  . Changes in the Mutual Fund Industry. The Board of Directors considered the effect of changes in the mutual fund industry since the last management fee increase in 1991. Among these, the Directors considered the increasing globalization of investment, and the fact that investment advisory costs are generally higher for non-U.S. securities. (As discussed in Proposal 4 below, the fees payable by the Manager to the Subadviser are also proposed to be in-creased.) At September 30, 1995, 8% of the Fund's assets consisted of securi-ties of non-U.S. issuers. The Directors also considered the increased competi-tiveness in the mutual fund industry that has resulted from the growth in the total assets under management and in the number of funds offered. They evalu-ated the extent to which this has created an expectation that broker-distrib-uted mutual funds will offer multiple classes of shares and a need for en-hanced marketing efforts by the Manager, the increased expense incurred by the Manager and its affiliates (primarily the Fund's distributor, Seligman Finan-cial Services, Inc.) in connection with such enhanced marketing efforts, and their effectiveness. The Manager advised the Directors that overall marketing expenditures for 1995 would be more than double total expenditures in 1990. The Directors considered these factors in assessing the current competitive environment in the mutual fund industry. However, in evaluating the fee in-crease proposal, the Directors specifically excluded from consideration the Manager's marketing expenditures and their effect on the Manager's profitabil-ity.

  . Actual and Pro Forma Management Fees and Expenses. The Board of Directors considered the effect of the proposed management fee increase on the Fund's fee rates and annual expense ratios (which include the management fee and all other operating expenses in-curred by the Fund). The table set forth above under "Proposed Fee Increase-- The Proposed Fee" provides comparative data for the year ended December 31, 1994, assuming that the proposed fee increase had been in effect throughout the year.

  . Costs of Providing Service and Profitability. The Directors reviewed in-formation concerning profitability of the Manager's investment advisory and investment company activities and its financial condition based on results from 1990 through 1994 and estimates for the first six months of 1995. The in-formation considered by the Board of Directors included operating profit mar-gin information for the Manager's investment company business alone (i.e., ex-cluding results of its affiliates) and on a consolidated basis both before and after the Manager's net expenditures for marketing. The Board of Directors also reviewed profitability data for 1993 and 1994 and estimated profitability data for 1995 for each of the Seligman Group investment companies on a fund-by-fund basis. In addition, such data were reviewed on a pro forma basis as-suming that the proposed management fee increase had been in effect throughout 1995. In assessing this information, the Board considered the fact that the size of the Fund results in certain economies of scale to the Manager. The Board recognized that the growth of assets under management by the Manager (particularly in 1995) would have positive effects on the Manager's profit-ability even without the proposed fee increase (and those being sought in re-spect of certain other Seligman Group companies); however, the Board also con-sidered the fact that the proposed fee increases would enhance the Manager's ability to attract and retain highly qualified investment and administrative professionals in a competitive investment management environment, and thus ad-dress the expectations of the Board of Directors regarding the performance of the Fund that only such professionals can satisfy. The Board of Directors also recognized that creating vertically integrated investment teams within the Manager with responsibility for specific investment management expertise and strategies (such as growth and small capitalization common stocks, and taxable and municipal fixed income securities) will establish a structural underpin-ning for the services being provided to the Fund that is likely to increase the costs to the Manager of providing those services.

  Certain assumptions and methods of allocation utilized by the Manager in preparing fund-by-fund data were reviewed by the Board of Directors. While the Manager believes that the methods of allocation used were reasonable, there are limitations inherent in allocating costs to multiple individual advisory products served by an organization such as the Manager's where each of the ad-visory products draws on, and benefits from, the pooled research of the organ-ization.

  The Board of Directors was also provided with consolidated financial data concerning the Manager's revenues and expenses as a whole for 1993 and 1994 and, on an estimated basis, for 1995.

  . Comparisons with Other Funds. The Directors considered the management fees paid by other funds with similar investment objectives having net assets of between $250 million and $1 billion. In addition to comparing the proposed management fees, the Directors also considered the comparability of operating expense ratios with the ratios of these other investment companies. Notwith-standing that under the proposal the Fund's management fee and operating ex-pense ratios would increase, the Board of Directors believes that the manage-ment fee and expense ratios would remain comparable to industry norms. Based upon the data reported in Lipper Directors' Analytical Data-- First Edition 1995, the Fund's management fee rate of .49% in 1994 was the eighth lowest among 76 investment companies with a similar investment objective and assets between $250 million and $1 billion, and on a pro forma basis giving effect to the proposed management fee increase, its ratio of management fee to average net assets of .70% would have been in the bottom half of such investment com-panies. Based upon the same data, the Fund's ratios of operating expenses to average net assets for Class A and Class D were 1.00% and 2.93%, respectively, for 1994. After giving effect to the proposed management fee increase, the ra-tios of operating expenses to average daily net assets for Class A and Class D would have been 1.21% and 3.14%, respectively.

  . Non-Advisory Services Provided to the Fund. The Directors reviewed the general nature of the non-investment advisory services performed by the Manag-er. In addition to reviewing such services, the Directors considered the orga-nizational structure employed by the Manager to provide those services. The services provided to the Fund by Seligman Data were also considered.

  . Fall-Out Benefits. The Directors considered the services provided to the Fund and its shareholders by Seligman Services, Inc. ("Seligman Services"), an affiliate of the Manager, and the 12b-1 fees the Fund pays to Seligman Serv-ices in respect of shares of the Fund held in accounts for which there would not otherwise be a broker of record.

  The affirmative vote of a majority of the outstanding voting securities of the Fund is required for the adoption of this proposal. Under the 1940 Act, a "vote of a majority of the outstanding voting securities" of the Fund means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares present at a shareholders' meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy.

  If approved by shareholders at the Meeting, the proposed amendments to the Management Agreement and the Management Agreement as so amended will become effective on January 1, 1996. The Management Agreement, if approved as amend-ed, will continue in effect until December 31, 1996, and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act, and if the Manager shall not have notified the Fund at least 60 days prior to an anniversary date that it does not desire such continuance. If the amendments are not approved by shareholders, the Management Agreement will continue in effect in its present form, subject to the continuation and termination provi-sions referred to above.

                YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
               THAT SHAREHOLDERS VOTE IN FAVOR OF THIS PROPOSAL.

ADDITIONAL INFORMATION CONCERNING THE MANAGER

  Set forth below is information concerning the principal executive officer and the Directors of the Manager:

 NAME                  PRINCIPAL OCCUPATION          POSITION WITH THE FUND
 ----                  --------------------          ----------------------
 William C. Morris     Chairman of the Board and     Chairman of the Board and
                       President of the Manager      Chief Executive Officer
 Fred E. Brown         Director of, and Consultant   Director
                       to, the Manager
 Michael J. Del Priore Director and Managing         None
                       Director of the Manager
 William H. Hazen      Director and Managing         None
                       Director of the Manager
 Thomas G. Moles       Director and Managing         None
                       Director of the Manager
 Ronald T. Schroeder   Director, Managing Director   Director
                       and Chief Investment
                       Officer, Institutional of
                       the Manager
 David F. Stein        Director and Managing         None
                       Director of the Manager
 David Watts           Director and Managing         Vice President
                       Director of the Manager
 Brian T. Zino         Director and Managing         Director and President
                       Director of the Manager

  The address of each of the foregoing is 100 Park Avenue, New York, New York 10017.

  Other information with respect to the executive officers and Directors of the Fund is set forth under Proposal 1.

  William C. Morris owns a majority of the outstanding voting securities of the Manager. Accordingly, under the applicable provisions of the 1940 Act, Mr. Morris is a "control person" of the Manager. In addition, Ronald T. Schroeder and Brian T. Zino each own 10% or more of the outstanding voting securities of the Manager.

  As of January 1, 1995, Brian T. Zino purchased 95 Class B common shares from the Manager, at a price of $1,344.80 per share.

  During the year ended December 31, 1994, no commissions were paid by the Fund to any broker affiliated with the Manager.

             D. APPROVAL OF AMENDMENTS TO THE SUBADVISORY AGREEMENT
               TO INCREASE THE SUBADVISORY FEE PAYABLE BY THE MANAGER.
               -------------------------------------------------------
                                 (Proposal 4)

GENERAL

  The Board of Directors of the Fund is proposing for shareholder approval amendments to the Subadvisory Agreement, dated June 1, 1994 (the "Subadvisory Agreement"), between the Manager and Seligman Henderson Co. (the "Subadviser"), a joint venture between the Manager and Henderson International Inc., the effect of which would be to increase the subadvisory fee payable by the Manager to the Subadviser. Fees under the Subadvisory Agreement are paid directly by the Manager from its management fee and do not affect the fees paid by the Fund. Shareholders are also being asked to approve the Subadvisory Agreement as so amended. In addition to the requirement of shareholder approv-al, the adoption of the amendments to the Subadvisory Agreement is conditioned upon shareholder approval of the amendments to the Management Agreement as set forth in Proposal 3. If the amendments to the Management Agreement are not ap-proved by shareholders, the Subadvisory Agreement will continue in effect in its present form. The factors considered by the Board of Directors in deter-mining the reasonableness and fairness of the proposed subadvisory fee rate increase are described below under "Factors Considered by the Board of Direc-tors." A copy of the Subadvisory Agreement reflecting the proposed amendments is set forth as Exhibit C to this Proxy Statement.

  The Subadviser was founded in 1991 as a general partnership between the Man-ager and Henderson International, Inc., each partner owning equal 50% inter-ests in the joint venture. Henderson International, Inc., whose principal ad-dress is 3 Finsbury Avenue, London EC2M 2PA,

England, is a wholly-owned subsidiary of Henderson Administration Group plc, a publicly-held United Kingdom corporation, located at the same address. Infor-mation relating to the Manager is provided in Proposal 3. The Subadviser is headquartered in New York and was created to provide international and global investment management services to institutional and individual investors and investment companies in the United States.

  The Subadviser may manage a portion of the Fund's assets under the Subadvisory Agreement. The Subadviser currently serves as subadviser to sev-eral other investment companies. A table setting forth the net assets of those investment companies for which the Subadviser currently serves as subadviser, and which have investment objectives similar to the Fund, and the subadvisory fee rate paid by such companies, is attached as Exhibit D to this Proxy State-ment. The aggregate net assets managed by the Subadviser were approximately $1.9 billion at September 30, 1995, including $52.1 million of the Fund's net assets.

  The Subadvisory Agreement was approved by the Board of Directors of the Fund on January 20, 1994 and by the shareholders of the Fund on May 19, 1994 and has not subsequently been submitted to a vote of the shareholders. Fees under the Subadvisory Agreement are paid by the Manager to the Subadviser and do not affect the fees payable by the Fund under the Management Agreement. The fee rate payable under the Management Agreement is proposed to be increased (see Proposal 3 in this Proxy Statement), and the fee rate under the Subadvisory Agreement is proposed to be increased correspondingly.

  The Manager's proposal to increase the subadvisory fee as set forth in the proposed amendments was considered at meetings of the Board of Directors, at which a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund or the Subadviser was present, held on July 20 and September 21, 1995, and at meetings of a subcommittee of Directors who are not interested persons on August 29 and September 15, 1995 and at a meeting of the Board Operations Committee of the Fund held on September 21, 1995. Such consideration was based upon financial, statistical and other information sup-plied to the Directors by the Manager and the Subadviser. On September 21, 1995, the Directors unanimously concluded that the proposed amendments to the Subadvisory Agreement are fair and reasonable and justified by business con-siderations and determined to submit the Subadvisory Agreement as amended to shareholders for their approval.

TERMS OF THE SUBADVISORY AGREEMENT

  Under the Subadvisory Agreement, the Subadviser, at its expense and subject to the control of the Board of Directors and in accordance with the objec-tives, policies and principles of the Fund set forth in the Fund's Prospectus, provides the Fund with investment manage-ment services, including investment research, advice and supervision, with re-spect to certain assets of the Fund designated by the Manager (the "Qualifying Assets"). With respect to the Qualifying Assets, the Subadviser will determine which securities shall be purchased or sold by the Fund, make purchases and sales of securities on behalf of the Fund and determine how any rights of the Fund shall be exercised. Currently, the Fund has a non-fundamental policy un-der which it may invest up to 10% of its total assets in foreign securities. Qualifying Assets comprise all or a part of these securities. American Deposi-tary Receipts are not considered foreign securities for purpose of the Fund's investment policy, but may be designated as Qualifying Assets. The Subadviser does not perform any non-advisory services under the Subadvisory Agreement.

  The Subadvisory Agreement will continue in effect until December 31, 1995 and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act, and if the Subadviser shall not have notified the Manager at least 60 days prior to an anniversary date that it does not desire such continuance. The Subadvisory Agreement may be terminated by the Fund, without penalty, on 60 days' written notice to the Subadviser and will termi-nate automatically in the event of its assignment or upon termination of the Management Agreement.

PROPOSED FEE INCREASE

  The Current Fee. The Subadvisory Agreement currently provides for a fee, computed and paid monthly, equal to a percentage of the average monthly Net Qualifying Assets of the Fund. The term "Net Qualifying Assets" means the Qualifying Assets less related liabilities as designated by the Manager. This percentage, referred to as the subadvisory fee rate, is determined by refer-ence to the Fee Base (as defined above). The Fee Amount (expressed in dol-lars), calculated as shown in the following table, is divided by the Fee Base to obtain the subadvisory fee rate.

   ANNUAL
   FEE BASE                                                           FEE AMOUNT
   --------                                                           ----------
   Total investment company net assets:
   First $4 billion at...............................................    .50%
   Next $2 billion at................................................    .48%
   Next $2 billion at................................................    .46%
   Thereafter........................................................    .44%

  For the period from June 1, 1994 (when the Subadvisory Agreement took ef-fect) to December 31, 1994, the subadvisory fee amounted to $145,441, which was equivalent to an annualized rate of .49% of the Fund's average monthly Net Qualifying Assets. For the nine months ended September 30, 1995, the subadvisory fee amounted to $179,255, which was equivalent to an annualized rate of .48% of the Fund's average monthly Net Qualifying Assets. Qualifying Assets constituted 8.9% of the Fund's portfolio at December 31, 1994 and 8.0% at September 30, 1995.

  The Proposed Fee. Under the proposed amendments to the Subadvisory Agree-ment, the subadvisory fee rate would no longer be determined by a formula based on the Fee Base. Instead, it would be determined by a formula based solely on the assets of the Fund, with provision for a reduction of the subadvisory fee rate as the assets of the Fund grow. The subadvisory fee would continue to be computed and paid monthly. The following table sets forth the proposed revised schedule of subadvisory fee rate percentages. The rate so de-termined would be applied to the Qualifying Assets.

                                                                         ANNUAL
   NET ASSETS OF FUND                                                   FEE RATE
   ------------------                                                   --------
   First $1 billion at.................................................   .70%
   Next $1 billion at..................................................   .65%
   Thereafter..........................................................   .60%

  If the proposed amendments to the subadvisory fee had been in effect from June 1, 1994 to December 31, 1994, the subadvisory fee for that period would have amounted to $207,588, which would have been equivalent to an annual rate of .70% of the Fund's average monthly Net Qualifying Assets. This would have represented an increase of 43% over the actual subadvisory fee of $145,441.
For the nine months ended September 30, 1995, the subadvisory fee would have amounted to $255,850, which would have been equivalent to an annual rate of
 .70% of the Fund's average monthly Net Qualifying Assets. This would have rep-resented an increase of 43% over the actual subadvisory fee of $179,255 for that period.

  As noted above, approval of the proposed increase in the subadvisory fee would not affect the total management fee payable by the Fund or the Fund's total expenses. Information with respect to the effect on the Fund's total ex-penses of the proposed increase in the management fee is provided in Proposal 3 above.

FACTORS CONSIDERED BY THE BOARD OF DIRECTORS

  The Board of Directors has considered various matters in determining the reasonableness and fairness of the proposed increase in the subadvisory fee rate payable by the Manager to the Subadviser with respect to the Fund. The Fund's legal counsel advised the Board of Directors on the nature of the mat-ters to be considered and the standards to be used by the Board of Directors in reaching its decision.

  In reaching its decision, the Board of Directors examined and weighed many factors, including: (1) the nature and quality of the services rendered and the results achieved by the Subadviser in the areas of investment management (including investment performance comparisons with other mutual funds and certain indices); (2) recent changes in the mutual fund industry that have affected the Fund, particularly the increasingly global investment focus; (3) the payments received by the Subadviser and its affiliates from all sources involving both the Fund and the other investment companies in the Se-ligman Group; (4) extensive financial, personnel and structural information as to the Subadviser's organization, including the costs borne by, and profit-ability of, the Subadviser and its affiliates in providing service of all types to the Fund and to the other investment companies in the Seligman Group;
(5) the organizational capabilities and financial condition of the Subadviser;
(6) an analysis of the proposed fee rate changes; (7) the relationship between the Manager and the Subadviser; (8) information as to the subadvisory fees paid by the other Seligman Group investment companies; (9) the portfolio allo-cation policies and practices of the Fund and its historical portfolio turn-over rates; (10) competitive industry fee structures and expense ratios in-cluding, specifically, the relationship of the proposed subadvisory fee rates to those typically paid by similar funds; (11) the overall profitability of the Subadviser; and (12) the fall-out benefits which the Subadviser and its affiliates receive from the Subadviser's relationship to the Fund.

  Certain of the factors addressed by the Board in reaching its determination are discussed in more detail below.

  . Portfolio Performance. The Directors considered the performance of the Fund (including the Qualifying Assets) as compared to the performance of other funds with comparable objectives and as compared to securities indices. The nature and quality of the investment advice rendered by the Subadviser as well as the backgrounds of personnel of the Subadviser were also considered by Di-rectors. The Board took into account the investment results of the Fund during the first six months of 1995, in 1994 and in recent years.

  The Fund's cumulative total return performance in comparison with the total return performances of the Lipper Growth Fund Average and the S&P 500 is set forth in Proposal 3 above.

  . Arrangement between the Manager and the Subadviser. The Subadviser was initially engaged by the Manager, with the approval of the Directors and the shareholders, in 1994. The business understanding, as reflected in the Subadvisory Agreement, was that the Manager would pay to the Subadviser the entire management fee in respect of assets managed by the Subadviser. The cur-rent proposal would continue this arrangement by increasing the subadvisory fee in proportion to the proposed increase in the management fee. The Direc-tors found that this appeared to continue to be a reasonable business arrange-ment and, since the subadvisory fee is paid entirely by the Manager, that it would be in no way detrimental to the Fund.

  . Changes in the Mutual Fund Industry. The Board of Directors considered the effect of changes in the mutual fund industry in recent years, particularly the increasing globalization of investment, and the fact that investment advi-sory costs are generally higher for non-U.S. securities.

  . Costs of Providing Service and Profitability. The Directors reviewed in-formation concerning profitability of the Subadviser's investment advisory and investment company activities and its financial condition based on results from 1992, 1993 and 1994 and estimates for 1995. The information considered by the Board of Directors included operating profit margin information for the Subadviser's investment company business. The Board of Directors also reviewed profitability data for 1994 and estimated profitability data for 1995 for each of the Seligman Group investment companies for which the Subadviser has pro-vided investment advice on a fund-by-fund basis. In addition, such estimated data for 1995 were reviewed on a pro forma basis assuming that the proposed management fee increase had been in effect throughout 1995. Certain assump-tions and methods of allocation utilized by the Subadviser in preparing fund-by-fund data were reviewed by the Board of Directors. While the Manager and the Subadviser believe that the methods of allocation used were reasonable, there are limitations inherent in allocating costs to multiple individual ad-visory products served by an organization such as the Subadviser's where each of the advisory products draws on, and benefits from, the pooled research of the organization. Moreover, in light of the size of the Subadviser and the current number and value of accounts under its management, the Directors rec-ognized that many of the Subadviser's expenses are absorbed directly by the partners that own the Subadviser, including the Manager. With respect to the Manager, these expenses are reflected in the Manager's profitability data. Thus, the Directors determined that the profitability of the Subadviser should be given relatively less significance in evaluating the proposed fee increase.

  The affirmative "vote of a majority of the outstanding voting securities" of the Fund, as defined in Proposal 3, is required for adoption of this proposal.

  The proposed amendments to the Subadvisory Agreement will be adopted if (i) the amendments to the Subadvisory Agreement and the Subadvisory Agreement as amended are approved by the shareholders at the meeting and (ii) the amend-ments to the Management Agreement and the Management Agreement as so amended, as set forth in Proposal 3, are approved. If so adopted, such amendments will be effective on January 1, 1996. The Subadvisory Agreement, if approved as amended, will continue in effect until December 31, 1996, and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act, and if the Subadviser shall not have notified the Manager at least 60 days prior to an anniversary date that it does not desire such continuance. If the amendments are not adopted, the Subadvisory Agreement will continue in effect in its present form, subject to the continuation and termination provi-sions referred to above.

              YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                 SHAREHOLDERS VOTE IN FAVOR OF THIS PROPOSAL.

ADDITIONAL INFORMATION CONCERNING THE SUBADVISER

  The principal executive officer of the Subadviser is Rodney G.D. Smith. The Subadviser is governed by a Management Committee comprised of the following individuals:

 NAME                  PRINCIPAL OCCUPATION
 ----                  --------------------
 Iain C. Clark         Chief Investment Officer of the Subadviser and Chief of
                       International Investment of Henderson International
                       Limited
 Michael J. Del Priore Director and Managing Director of the Manager
 Jeremy J.C. Edwards   Director of Henderson Administration Group plc


 Mark J. Lund          Managing Director of Henderson International Limited
 Ronald T. Schroeder   Director, Managing Director and Chief Investment
                       Officer, Institutional of the Manager
 Rodney G.D. Smith     Chief Executive Officer of the Subadviser
 David F. Stein        Director and Managing Director of the Manager

  The address of Messrs. Clark, Edwards and Lund is 3 Finsbury Avenue, London EC2M 2PA, England. The address of Messrs. Del Priore, Schroeder, Smith and Stein is 100 Park Avenue, New York, New York 10017.

  Additionally, Brian T. Zino, Director and President of the Fund, is Senior Vice President of the Subadviser; Lawrence P. Vogel, Vice President of the Fund, is Treasurer of the Subadviser; and Frank J. Nasta, Secretary of the Fund, is Secretary of the Subadviser.

  During the year ended December 31, 1994, no commissions were paid by the Fund to any broker affiliated with the Subadviser.

                  E. APPROVAL OF AMENDMENT OF THE FUNDAMENTAL
                     INVESTMENT POLICY REGARDING BORROWING.
                     --------------------------------------
                                 (Proposal 5)

  The Fund's fundamental investment policies provide that the Fund may not borrow money, except for temporary purposes, in an amount not to exceed 5% of the value of the Fund's total assets. The Fund proposes to amend this policy so that it may borrow up to 15% of the value of its total assets for temporary or emergency purposes. The purpose of the change is to permit the Fund to bor-row money, rather than be forced to sell its portfolio holdings, in order to meet substantial redemption requests. Such requests may occur during periods of volatile market conditions when the Fund might find it disadvantageous to sell its portfolio holdings. Sales of securities at unfavorable prices may reduce the net asset value of the Fund's shares, thus adversely affecting all investors, including those who do not redeem any of their shares.

  By borrowing to meet redemption requests instead of selling portfolio hold-ings, the Fund may be able to delay selling its holdings until prices are at more favorable levels. If additional shares of the Fund are sold, the Fund may be able to use those proceeds to pay down its borrowings, thus avoiding sales and repurchases of portfolio securities, which could force the recognition of capital gains. The Fund must of course pay interest on its borrowings and the Manager will be responsible in any particular situation for determining whether borrowing or selling portfolio securities is in the best interests of the Fund. The broadening of the policy to permit borrowings in emergencies (as well as for temporary purposes) is intended to recognize that adverse market conditions may continue for relatively long periods that might not ordinarily be characterized as "temporary."

  Although the Fund has no current plans to do so, it may in the future seek to obtain a committed line of credit from a bank or other financial institu-tion to ensure that it will be able to borrow when circumstances require and the investment policy permits it.

  At a meeting held on September 21, 1995, the Board of Directors determined that increasing the Fund's borrowing limit in this manner would be in the best interests of the Fund. Therefore, the Directors approved and recommended, sub-ject to shareholder approval, that the fundamental investment policy regarding borrowing be amended as set forth below. Language to be deleted is in [brack-ets] and language to be added is underlined.
                                 ----------
  ...The Fund may not...

    Borrow money, except for temporary or emergency purposes in an amount not
                                       ------------
  to exceed [5%] 15% of the value of its total assets.
                 ---
    The affirmative "vote of a majority of the outstanding voting securities" of the Fund, as defined in Proposal 3, is required for adoption of this proposal.

                YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                          APPROVAL OF THIS PROPOSAL.

           F. APPROVAL OF AMENDMENT OF THE FUNDAMENTAL INVESTMENT
             POLICY REGARDING MORTGAGING OR PLEDGING OF ASSETS.
             -------------------------------------------------
                                 (Proposal 6)

  The Fund's fundamental investment policies provide that the Fund may not mortgage or pledge any of its assets, except to secure permitted borrowings up to 5% of the value of its total assets and except to enter into escrow ar-rangements in connection with the sales of permitted call options. As dis-cussed under Proposal 5, the Fund is recommending that shareholders approve a proposal to increase the amount that the Fund may borrow to 15% of the value of its total assets. In some circumstances, the Fund may be able to borrow on-ly, or on more favorable terms, on a secured basis and this investment policy is intended to permit such secured borrowings.

  The Manager has informed the Fund that, if the Fund's assets are used to collateralize a loan, there may not be a direct correlation between the amount of the loan and the value of the assets provided as collateral. This is be-cause the Fund's borrowing limit is determined as a percentage of the current value of its total assets, whereas a financial institution may require collat-eral with a value in excess of the amount to be loaned and may value pledged assets on the basis of either historical cost or current market value. For these reasons, it is proposed that, rather than specify a percentage limit on mortgages and pledges of assets, the Fund be permitted to mortgage or pledge its assets to the extent necessary to secure permitted borrowings. The policy with respect to escrow arrangements for permitted call options is not proposed to be changed.

  At a meeting held on September 21, 1995, the Board of Directors determined that amending the limitation on the Fund's ability to mortgage or pledge its assets in the manner described above would be in the best interests of the Fund. Therefore, the Directors approved and recommended, subject to share-holder approval, the proposal that the fundamental investment policy regarding mortgaging or pledging of the Fund's assets be amended as set forth below. Language to be deleted is in [brackets] and language to be added is underlined.
                                                                    ----------
  ... The Fund may not ...

    Mortgage or pledge any of its assets, except to the extent necessary to effect [secure] permitted borrowings on a secured basis [up to 5% of the value of its total assets] and except to enter into escrow arrangements in connection with the sales of permitted call options.

  The affirmative "vote of a majority of the outstanding voting securities" of the Fund, as defined in Proposal 3, is required for adoption of this proposal.

                YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                          APPROVAL OF THIS PROPOSAL.

                   G. OTHER MATTERS; SHAREHOLDER PROPOSALS.
                   ----------------------------------------

  The Management knows of no other matters which are to be brought before the Meeting. However, if any other matters come before the Meeting, it is intended that the persons named in the enclosed form of Proxy, or their substitutes, will vote the Proxy in accordance with their judgment on such matters.

  A shareholder proposal intended to be represented at any meeting hereafter called must be received by the Fund within a reasonable time before the solic-itation relating thereto is made in order to be included in the notice of meeting, proxy statement and form of proxy relating to such meeting. Under the current By-Laws of the Fund, meetings of shareholders are required to be held only when necessary under the 1940 Act. It is therefore unlikely that share-holder meetings will be held on an annual basis. The submission by a share-holder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regula-tions under federal law.

                                 H. EXPENSES.
                                 ------------

  The Manager will bear the cost of soliciting Proxies with respect to Propos-als 3 and 4, and the Fund will bear the balance of the cost of soliciting Proxies. In addition to the use of the mails, Proxies may be solicited person-ally or by telephone or telegraph by Directors, officers and employees of the Fund, the Manager, Seligman Financial Services, Inc., Seligman Services and Seligman Data and the Fund may reimburse persons holding shares in their names or names of their nominees for their expenses in sending solicitation material to their principals. Morrow & Co., Inc., 909 Third Avenue, New York, New York 10022-4799 has been engaged to assist in soliciting for a fee of $5,000 plus expenses, to be paid by the Manager.

                                      By order of the Board of Directors,

                                                /s/ Frank J. Nasta

                                                      Secretary

                                 ------------

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. ALL SHAREHOLDERS, INCLUD-ING THOSE WHO EXPECT TO ATTEND THE MEETING, ARE URGED TO DATE, FILL IN, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH RE-QUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY IS NOT REQUIRED FOR ADMISSION TO THE MEETING

                                   EXHIBIT A

             (LANGUAGE TO BE DELETED IS IN [BRACKETS] AND LANGUAGE
                          TO BE ADDED IS UNDERLINED.)
                                         ----------

                             MANAGEMENT AGREEMENT

MANAGEMENT AGREEMENT, dated as of December 29, 1988, and amended April 10, 1991 and January 1, 1996, between SELIGMAN GROWTH FUND, INC., a Maryland cor-
         ---------------
poration (the "Corporation"), and J. & W. SELIGMAN & CO. INCORPORATED, a Dela-ware corporation (the "Manager").

  In consideration of the mutual agreements herein made, the parties hereto agree as follows:

  1. DUTIES OF THE MANAGER. The Manager shall manage the affairs of the Corpo-ration including, but not limited to, continuously providing the Corporation with investment management, including investment research, advice and supervi-sion, determining which securities shall be purchased or sold by the Corpora-tion, making purchases and sales of securities on behalf of the Corporation and determining how voting and other rights with respect to securities of the Corporation shall be exercised, subject in each case to the control of the Board of Directors of the Corporation and in accordance with the objectives, policies and principles set forth in the Registration Statement and Prospectus of the Corporation and the requirements of the Investment Company Act of 1940 (the "Act") and other applicable law. In performing such duties, the Manager shall provide such office space, such bookkeeping, accounting, internal legal, clerical, secretarial and administrative services (exclusive of, and in addi-tion to, any such services provided by any others retained by the Corporation) and such executive and other personnel as shall be necessary for the opera-tions of the Corporation. The Manager shall also, if requested by and subject to the control of the Board of Directors of Seligman [Union] Data Corp. [Serv-
                                            --------              -----
ice Center, Inc.] ("Data"), manage the affairs of Data and provide Data with such office management, personnel, reproduction, employee cafeteria and inter-nal legal services and such senior executive officers (other than vice presi-dents) as may be necessary for the operation of Data, and with a treasurer, a corporate secretary and a principal operating officer.

  2. EXPENSES. The Manager shall pay all of its expenses arising from the per-formance of its obligations under Section 1 and shall pay any salaries, fees and expenses of the directors of the Corporation who are employees of the Man-ager or its affiliates. The Manager shall not be required to pay any other ex-penses of the Corporation, including, but not limited to, direct charges re-lating to the purchase and sale of portfolio securities, interest charges, fees and expenses of independent attorneys and auditors, taxes and governmen-tal fees, cost of stock certificates and any other expenses (including cleri-cal expenses) of issue, sale, repurchase or redemption of shares, expenses of registering and qualifying shares for sale, expenses of printing and distrib-uting reports, notices and proxy materials to shareholders, expenses of corpo-rate data processing and related services, shareholder recordkeeping and shareholder account services, expenses of printing and filing reports and other documents filed with governmental agencies, expenses of printing and distributing prospectuses, expenses of annual and special shareholders' meet-ings, fees and disbursements of transfer agents and custodians, expenses of disbursing dividends and distributions, fees and expenses of directors of the Corporation who are not employees of the Manager or its affiliates, membership dues in the Investment Company Institute, insurance premiums and extraordinary expenses such as litigation expenses.

  3. COMPENSATION

    (a) As compensation for the services performed and the facilities and personnel provided by the Manager pursuant to Section 1, the Corporation will pay to the Manager promptly after the end of each month a fee, calculated on each day during such month on the basis of the Corporation's net assets at the close of busi-ness on the previous day, at an annual rate of .70% of the Cor-
                                  -------------------------------------
        poration's average daily net assets on the first $1,000,000,000
        ---------------------------------------------------------------
        of net assets, .65% of the Corporation's average daily net as-
         -------------------------------------------------------------
        sets on the next $1,000,000,000 and .60% of the Corporation's
        -------------------------------------------------------------
        average daily net assets over $2,000,000,000. [equal to the Ap-
        ---------------------------------------------
        plicable Percentage of the daily net assets of the Corporation at the close of business on the previous business day.]

    [(b) As used herein.

     (1) The term "Applicable Percentage" means the amount (expressed as a percentage and rounded to the nearest one millionth of one percent) obtained by dividing (i) the Fee Amount by (ii) the Fee Base.
     (2) The term "Fee Amount" means the sum of the following:

     .50 of 1% on an annual basis of the first $4,000,000,000 of Fee Base,

     .48 of 1% on an annual basis of the next $2,000,000,000 of Fee Base,

     .46 of 1% on an annual basis of the next $2,000,000,000 of Fee Base, and

     .44 of 1% on an annual basis of Fee Base in excess of $8,000,000,000.

     (3) The term "Fee Base" as of any day means the sum of the net assets at the close of business on the previous day of each of the investment companies registered under the Act for which the Manager or any affiliated company acts as an in-vestment adviser or manager (including the Corporation).]

    (b) [(c)] If the Manager shall serve hereunder for less than the
    ---
       whole of any month, the fee hereunder shall be prorated.

  4. PURCHASE AND SALE OF SECURITIES. The Manager shall purchase securities from or through and sell securities to or through such persons, brokers or dealers (including the Manager or an affiliate of the Manager) as the Manager shall deem appropriate in order to carry out the policy with respect to bro-kerage as set forth in the Registration Statement and Prospectus of the Corpo-ration or as the Board of Directors of the Corporation may direct from time to time. In providing the Corporation with investment management and supervision it is recognized that the Manager will seek the most favorable price and exe-cution, and, consistent with such policy, may give consideration to the re-search, statistical and other services furnished by brokers or dealers to the Manager for its use, to the general attitude of brokers or dealers toward in-vestment companies and their support of them, and to such other considerations as the Board of Directors of the Corporation may direct or authorize from time to time.

  Notwithstanding the above, it is understood that it is desirable for the Corporation that the Manager have access to supplemental investment and market research and security and economic analysis provided by brokers who execute brokerage transactions at a higher cost to the Corporation than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and execution. Therefore, the Manager is authorized to place orders for the purchase and sale of securities for the Corporation with such brokers, subject to review by the Corporation's Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Manager in connection with its services to other clients as well as to the Corporation.

  The placing of purchase and sale orders may be carried out by the Manager or any wholly- owned subsidiary of the Manager.

  If, in connection with purchases and sales of securities for the Corpora-tion, the Manager or any subsidiary of the Manager may, without material risk, arrange to receive a soliciting dealer's fee or other underwriter's or deal-er's discount or commission, the Manager shall, unless otherwise directed by the Board of Directors of the Corporation, obtain such fee, discount or com-mission and the amount thereof shall be applied to reduce the compensation to be received by the Manager pursuant to Section 3 hereof.

  Nothing herein shall prohibit the Board of Directors of the Corporation from approving the payment by the Corporation of additional compensation to others for consulting services, supplemental research and security and economic anal-ysis.

  5. TERM OF AGREEMENT. This Agreement shall continue in full force and effect until December 31 [29], 1996 [2] and from year to year thereafter if such con-
               --          -
tinuance is approved in the manner
required by the Act and if the Manager shall not have notified the Corporation in writing at least 60 days prior to such December 31 [29] or prior to Decem-
                                                   --
ber 31 [29] of any year thereafter that it does not desire such continuance.
    --
This Agreement may be terminated at any time, without payment of penalty by the Corporation, on 60 days' written notice to the Manager by vote of the Board of Directors of the Corporation or by vote of a majority of the out-standing voting securities of the Corporation (as defined by the Act). This Agreement shall automatically terminate in the event of its assignment (as de-fined by the Act).

  6. MISCELLANEOUS. This Agreement shall be governed by and construed in ac-cordance with the laws of the State of New York. Anything herein to the con-trary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon either of the parties, to do anything in violation of any applicable laws or regulations.

  IN WITNESS WHEREOF, the Corporation and the Manager have caused this Agree-ment to be executed by their duly authorized officers as of the date first above written.

                                    SELIGMAN GROWTH FUND, INC.

                                    BY ________________________________________

                                    J. & W. SELIGMAN & CO. INCORPORATED

                                    BY ________________________________________

                                   EXHIBIT B

  The table below sets forth the net assets and the management fee paid to the Manager for 1994 for Seligman Growth Fund, Inc. and the other investment com-panies which have investment objectives similar to Seligman Growth Fund, Inc.:

                                                                 1994 MANAGEMENT
                                                                    FEE AS A
                                         APPROXIMATE NET ASSETS   PERCENTAGE OF
                                         AS OF DECEMBER 31, 1994  AVERAGE DAILY
NAME OF INVESTMENT COMPANY                   (000'S OMITTED)       NET ASSETS
--------------------------               ----------------------- ---------------
Seligman Capital Fund, Inc.                     $ 165,735              .53%
Seligman Capital Portfolio of Seligman
 Portfolios, Inc.                                   5,942              .40*
Seligman Capital Series of Canada Life
 of America Series Fund, Inc. (the
 "Capital Series")                              3,923,464              .25
Seligman Common Stock Fund, Inc.                  525,372              .49
Seligman Common Stock Portfolio
 of Seligman Portfolios, Inc.                      20,168              .40*
Seligman Communications and Information
 Fund, Inc.                                       403,642              .75
Seligman Communications and Information
 Portfolio
 of Seligman Portfolios, Inc.                         495              .75*
Seligman Frontier Fund, Inc.                       81,958              .75
Seligman Frontier Portfolio of Seligman
 Portfolios, Inc.                                     169              .75*
Seligman Growth Fund, Inc.                        515,070              .49

------------
* The Manager, at its discretion, waived all or a portion of its fee.

  Seligman Capital Fund, Inc., Seligman Common Stock Fund, Inc. and Seligman Growth Fund, Inc. pay the Manager for its services a management fee, calculated daily and payable monthly, equal to a percentage of the aggregate net assets of all of the investment companies managed by the Manager (the "Fee Base"). This percentage, referred to as the management fee rate, is .50% on the first $4 billion of the Fee Base, declining to .44% of the Fee Base in excess of $8 billion for Seligman Common Stock Fund, Inc. and Seligman Growth Fund, Inc.; and .55% on the first $4 billion of the Fee Base, declining to
 .45% of the Fee Base in excess of $8 billion for Seligman Capital Fund, Inc. Seligman Communications and Information Fund, Inc. and Seligman Frontier Fund, Inc. each pay the Manager a fee at the annual rate of .75% of such Fund's average daily net assets.

  Seligman Portfolios, Inc. is the underlying investment vehicle for certain variable annuity insurance products. The Manager's fee with respect to each of the portfolios of Seligman Portfolios,

Inc. is calculated daily and payable monthly, equal to .40%, on an annual ba-sis, of each of Seligman Capital Portfolio's and Seligman Common Stock Portfo-lio's average daily net assets, and equal to .75% on an annual basis, of Se-ligman Communications and Information Portfolio's and Seligman Frontier Port-folio's average daily net assets.

  The Capital Series is a variable annuity investment vehicle managed by Can-ada Life and subadvised by the Manager. Canada Life receives .50% for managing the Capital Series, and from its fee pays the Manager.

  The Manager has proposed to raise the management fee rate for certain of the above investment companies as follows:

  Seligman Capital Fund, Inc.--.75% of such Fund's average daily net assets on the first $1 billion of net assets, .70% of such Fund's average daily net as-sets on the next $1 billion and .65% of such Fund's average daily net assets in excess of $2 billion.

  Seligman Common Stock Fund, Inc.--.65% of such Fund's average daily net as-sets on the first $1 billion of net assets, .60% of such Fund's average daily net assets on the next $1 billion and .55% of such Fund's average daily net assets in excess of $2 billion.

  Seligman Communications and Information Fund, Inc.--.90% of such Fund's av-erage daily net assets on the first $3 billion of net assets, .85% of such Fund's average daily net assets on the next $3 billion and .75% of such Fund's average daily net assets in excess of $6 billion.

  Seligman Frontier Fund, Inc.--.95% of such Fund's average daily net assets on the first $750 million of net assets, and .85% of such Fund's average daily net assets in excess of $750 million.

  Seligman Growth Fund, Inc.--.70% of such Fund's average daily net assets on the first $1 billion of net assets, .65% of such Fund's average daily net as-sets on the next $1 billion and .60% of such Fund's average daily net assets in excess of $2 billion.

                                   EXHIBIT C

     (LANGUAGE TO BE DELETED IS IN [BRACKETS] AND LANGUAGE TO BE ADDED IS
                                  UNDERLINED.
                                  ----------

                             SUBADVISORY AGREEMENT

                          SELIGMAN GROWTH FUND, INC.

  SUBADVISORY AGREEMENT, dated as of May 19, 1994 and amended January 1, 1996,
                                                  ---------------------------
between J. & W. SELIGMAN & CO. INCORPORATED, a Delaware corporation (the "Man-ager") and SELIGMAN HENDERSON CO., a New York general partnership (the "Subadviser").

  WHEREAS, the Manager has entered into a Management Agreement dated December 29, 1988, as amended April 10, 1991 and January 1, 1996 (the "Management
                                    -------------------
Agreement") with Seligman Growth Fund, Inc. (the "Fund"), an open-end diversi-fied management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), pursuant to which the Manager will ren-der investment management services to the Fund, and to administer the business and other affairs of the Fund; and

  WHEREAS, the Manager desires to retain the Subadviser to provide investment management services to the Fund, and the Subadviser is willing to render such investment management services.

  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

  1. DUTIES OF THE SUBADVISER. The Subadviser will provide the Fund with in-vestment management services with respect to assets of the Fund if, and to the extent, designated by the Manager (such designated assets, "Qualifying As-sets"). Such services shall include investment research, advice and supervi-sion, determining which securities shall be purchased or sold by the Fund, making purchases and sales of securities on behalf of the Fund and determining how voting and other rights with respect to securities of the Fund shall be exercised, subject in each case to the control of the Board of Directors of the Fund and in accordance with the objectives, policies and principles set forth in the Registration Statement and Prospectus(es) of the Fund and the re-quirements of the 1940 Act and other applicable law.

  Subject to Section 36 of the 1940 Act, the Subadviser shall not be liable to the Fund for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund and the performance of its duties under this Agreement except for willful mis-feasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agree-ment.

  2. EXPENSES. The Subadviser shall pay all of its expenses arising from the performance of its obligations under Section 1.

  3. COMPENSATION

    (a) As compensation for the services performed and the facilities and personnel provided by the Subadviser pursuant to Section 1, the Manager will pay to the Subadviser each month a fee, equal to the Applicable Percentage of the average monthly Net Qualify-ing Assets of the Fund.

    (b) As used herein:

     (1) The term "Applicable Percentage" means the percentage fee
                                                ------------------
         rate that the Manager receives from the Fund pursuant to the
         ------------------------------------------------------------
         Management Agreement, which equals .70% of the Funds average
         ------------------------------------------------------------
         daily net assets on the first $1,000,000,000 of net assets,
         -----------------------------------------------------------
         .65% of the Funds average daily net assets on the next
         ------------------------------------------------------
         $1,000,000,000 and .60% of the Funds average daily net assets
         -------------------------------------------------------------
         in excess of $2,000,000,000 [the amount (expressed as a per-
         ---------------------------
         centage and rounded to the nearest one millionth of one per-
         cent) obtained by dividing (i) the Fee Amount by (ii) the Fee
         Base.]

     [(2) The term "Fee Amount" means the sum of the following:
       -
            .50 of 1% on an annual basis of the first $4,000,000,000 of Fee
            Base,
            .48 of 1% on an annual basis of the next $2,000,000,000 of Fee
            Base,
            .46 of 1% on an annual basis of the next $2,000,000,000 of Fee
            Base,
            .44 of 1% on an annual basis of Fee Base in excess of $8,000,000,000.

     (3) The term "Fee Base" as of any day means the sum of the net assets at the close of business on the previous day of each of the investment companies registered under the 1940 Act for which the Manager or any affiliated company acts as invest-ment adviser or manager (including the Fund.)]

     (2) [(4)]The term "Net Qualifying Assets" means the Qualifying Assets less related liabilities as designated by the Manager.

    (c) Average monthly Net Qualifying Assets shall be determined, for any month, by taking the average of the value of the Net Quali-fying Assets as of the (i) opening of business on the first day of such month and (ii) close of business on the last day of such month.

    (d) If the Subadviser shall serve hereunder for less than the whole of any month, the fee hereunder shall be prorated.

  4. PURCHASE AND SALE OF SECURITIES. The Subadviser shall purchase securities from or through and sell securities to or through such persons, brokers or dealers as the Subadviser shall deem appropriate in order to carry out the policy with respect to allocation of portfolio transactions as set forth in the Registration Statement and Prospectus(es) of the Fund or as the Board of Directors of the Fund may direct from time to time. In providing the Fund with investment management and supervision, it is recognized that the Subadviser will seek the most favorable price and execution, and, consistent with such policy, may give consideration to the research, statistical and other services furnished by brokers or dealers to the Subadviser for its use, to the general attitude of brokers or dealers toward investment companies and their support of them, and to such other considerations as the Board of Directors of the Fund may direct or authorize from time to time.

  Notwithstanding the above, it is understood that it is desirable for the Fund that the Subadviser have access to supplemental investment and market re-search and security and economic analysis provided by brokers who execute bro-kerage transactions at a higher cost to the Fund than may result when allocat-ing brokerage to other brokers on the basis of seeking the most favorable price and execution. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities of the Fund with such brokers, subject to review by the Fund's Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the serv-ices provided by such brokers may be useful to the Subadviser in connection with its services to other clients as well as the Fund.

  If, in connection with purchases and sales of securities for the Fund, the Subadviser may, without material risk, arrange to receive a soliciting deal-er's fee or other underwriter's or dealer's discount or commission, the Subadviser shall, unless otherwise directed by the Board of Directors of the Fund, obtain such fee, discount or commission and the amount thereof shall be applied to reduce the compensation to be received by the Subadviser pursuant to Section 3 hereof.

  Nothing herein shall prohibit the Board of Directors of the Fund from ap-proving the payment by the Fund of additional compensation to others for con-sulting services, supplemental research and security and economic analysis.

  5. TERM OF AGREEMENT. This Agreement shall continue in full force and effect until December 31, 1996[5], and from year to year thereafter if such continu-
                      -
ance is approved in the manner required by the 1940 Act, and if the Subadviser shall not have notified the Manager in writing at least 60 days prior to such date or prior to December 31 of any year thereafter that it does not desire such continuance. This Agreement may be terminated at any time, without pay-ment of penalty by the Fund, on 60 days' written notice to the Subadviser by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund (as defined by the

1940 Act). This Agreement will automatically terminate in the event of its as-signment (as defined by the 1940 Act) or upon the termination of the Manage-ment Agreement.

  6. AMENDMENTS. This Agreement may be amended by consent of the parties hereto provided that the consent of the Fund is obtained in accordance with the requirements of the 1940 Act.

  7. MISCELLANEOUS. This Agreement shall be governed by and construed in ac-cordance with the laws of the State of New York. Anything herein to the con-trary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon either of the parties, to do anything in violation of any applicable laws or regulations.

  IN WITNESS WHEREOF, the Manager and the Subadviser have caused this Agree-ment to be executed by their duly authorized officers as of the date first above written.

                                    J. & W. SELIGMAN & CO. INCORPORATED

                                    BY ________________________________________

                                    SELIGMAN HENDERSON CO.

                                    BY ________________________________________

                                   EXHIBIT D

  The table below sets forth the net assets and the subadvisory fee paid by the Manager to the Subadviser for 1994 with respect to Seligman Growth Fund, Inc. and the other investment companies which have investment objectives simi-lar to Seligman Growth Fund, Inc.:

                                                               ANNUALIZED
                                                            1994 SUBADVISORY
                                        APPROXIMATE             FEE  AS A
                                   NET QUALIFYING ASSETS      PERCENTAGE OF
                                  AS OF DECEMBER 31, 1994    AVERAGE MONTHLY
NAME OF INVESTMENT COMPANY            (000'S OMITTED)     NET QUALIFYING ASSETS
--------------------------        ----------------------- ---------------------
Seligman Capital Fund, Inc.               $     0                 0.00%
Seligman Common Stock Fund, Inc.           47,198                 0.49
Seligman Communications and
 Information Fund, Inc.                         0                 0.00
Seligman Frontier Fund, Inc.                    0                 0.00
Seligman Growth Fund, Inc.                 49,578                 0.49

  For each of Seligman Capital Fund, Inc., Seligman Common Stock Fund, Inc. and Seligman Growth Fund, Inc. the Manager pays the Subadviser for its serv-ices a subadvisory fee, calculated and payable monthly, equal to a percentage of the average monthly Net Qualifying Assets of each Fund. This percentage, referred to as the subadvisory fee rate, is .50% on the first $4 billion of the Fee Base, declining to .44% of the Fee Base in excess of $8 billion for Seligman Common Stock Fund, Inc. and Seligman Growth Fund, Inc.; and .55% on the first $4 billion of the Fee Base, declining to .45% of the Fee Base in ex-cess of $8 billion for Seligman Capital Fund, Inc. The Fee Base equals of the aggregate net assets of all of the investment companies managed by the Manag-er. With respect to Seligman Communications and Information Fund, Inc. and Se-ligman Frontier Fund, Inc. the Manager pays the Subadviser a fee at the annual rate of .75% of such fund's average monthly Net Qualifying Assets.

  The Manager has proposed to raise the subadvisory fee rate applied to the average monthly Net Qualifying Assets for each of the above investment compa-nies to be calculated as follows:

  Seligman Capital Fund, Inc.--.75% of such Fund's average daily net assets on the first $1 billion of net assets, .70% of such Fund's average daily net assets on the next $1 billion and .65% of such Fund's average daily net assets in excess of $2 billion.

  Seligman Common Stock Fund, Inc.--.65% of such Fund's average daily net as-sets on the first $1 billion of net assets, .60% of such Fund's average daily net assets on the next $1 billion and .55% of such Fund's average daily net assets in excess of $2 billion.

  Seligman Communications and Information Fund, Inc.--.90% of such Fund's av-erage daily net assets on the first $3 billion of net assets, .85% of such Fund's average daily net assets on the next $3 billion and .75% of such Fund's average daily net assets in excess of $6 billion.

  Seligman Frontier Fund, Inc.--.95% of such Fund's average daily net assets on the first $750 million of net assets and .85% of such Fund's average daily net assets in excess of $750 million.

  Seligman Growth Fund, Inc.--.70% of such Fund's average daily net assets on the first $1 billion of net assets, .65% of such Fund's average daily net as-sets on the next $1 billion and .60% of such Fund's average daily net assets in excess of $2 billion.

                          SELIGMAN GROWTH FUND, INC.
                                  Managed by

                                  [LOGO] J&WS
                            J. & W. Seligman & Co.
                                 incorporated
                       investment managers and advisors
                               established 1864
                      100 Park Avenue, New York, NY 10017

                                   SELIGMAN
                                    GROWTH
                                  FUND, INC.

         Notice of Special Meeting of Shareholders andProxy Statement
 Time: December 12, 1995 9:00 A.M.

 Place: Grand Hyatt Hotel 42nd Street and  Lexington Avenue New York, New York
        10017
 Please date, fill in and
 sign the enclosed form of
 Proxy and mail it in the
 enclosed return envelope
 which requires no postage if
 mailed in the United States.


                                  [LOGO] J&WS

PROXY
                           SELIGMAN GROWTH FUND, INC.
                      100 Park Avenue, New York, NY 10017

The undersigned, revoking previous proxies, acknowledges receipt of the Notice of Meeting and Proxy Statement for the Special Meeting of Shareholders of SELIGMAN GROWTH FUND, INC., to be held December 12, 1995 and appoints JOHN E. MEROW, WILLIAM C. MORRIS and BRIAN T. ZINO (and each of them) proxies, with power of substitution, to attend the Special Meeting (and any adjournments thereof) and vote all shares the undersigned is entitled to vote upon the matters indicated below and on the reverse side and on any other business that may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO INSTRUCTIONS ARE GIVEN, YOUR PROXIES WILL VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AND FOR ALL PROPOSALS.

-------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF
                   THE NOMINEES AND FOR ALL PROPOSALS.
-------------------------------------------------------------------------------

1.   ELECTION OF DIRECTORS                    / /  FOR all nominees                         / /  WITHHOLD AUTHORITY TO VOTE
                                                   (except as written on the line below).        for all nominees listed below.

     NOMINEES:  Fred E. Brown, John R. Galvin, Alice S. Ilchman, Frank A.
                McPherson, John E. Merow, Betsy S. Michel, William C. Morris, James C. Pitney, James Q. Riordan, Ronald T. Schroeder, Robert L. Shafer, James N. Whitson, Brian T. Zino

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee write the nominee's name on the line below.)

     --------------------------------------------------------------------------
 YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE, SIGN ON THE REVERSE SIDE AND RETURN
                         THIS CARD AS SOON AS POSSIBLE.
                       MARK EACH VOTE WITH X IN THE BOX.

2.  Ratification of the selection of Deloitte & Touche LLP as Auditors.                   / /  FOR     / /  AGAINST    / /  ABSTAIN

3.  Approval of amendments to the Management Agreement to increase the management         / /  FOR     / /  AGAINST    / /  ABSTAIN
    fee payable by the Fund.

4.  Approval of amendments to the Subadvisory Agreement to increase the subadvisory       / /  FOR     / /  AGAINST    / /  ABSTAIN
    fee payable by the Manager. (Adoption of Proposal No. 4 is conditioned upon shareholder approval of Proposal No. 3.)

5.  Approval of the amendment of the Fund's fundamental investment policy to increase     / /  FOR     / /  AGAINST    / /  ABSTAIN
    the limitation on borrowing to 15% of total assets.

6.  Approval of the amendment of the Fund's fundamental investment policy regarding       / /  FOR     / /  AGAINST    / /  ABSTAIN
    mortgaging or pledging of its assets.

                                                 Dated _________________ , 1995

                                                 _____________________________
                                                 Signature

                                                 _____________________________
                                                 Signature (if jointly held)

                                                 Please sign exactly as your
                                                 name(s) appear(s) on this
                                                 proxy. Only one signature is
                                                 required in case of a joint
                                                 account. When signing in a
                                                 representative capacity,
                                                 please give title.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS